WRITTEN CONSENT OF DIRECTORS
IN LIEU OF A SPECIAL MEETING
OF THE BOARD OF DIRECTORS
OF
SUNSTOCK, INC.
a Delaware corporation

June 13, 2017

Pursuant to the provisions of the Delaware General Corporation Law, the undersigned, being all of the directors of SUNSTOCK, INC., a Delaware corporation (the "Company"), do hereby consent to the following actions taken in lieu of a special meeting of the Board of Directors of the Company:

REGISTRATION STATEMENT ON FORM S-8

WHEREAS, it is in the best interest of the Company to adopt that certain Employees, Directors, and Consultants Stock Plan for the Year 2017 (the "Plan"), more fully described in Exhibit A attached hereto; and

WHEREAS, it is in the best interest of the Company to approve and file with the Securities and Exchange Commission that certain Registration Statement on Form S-8 attached hereto as Exhibit A.

RESOLVED, that the appropriate officers and directors of the Company be, and they hereby are, authorized to execute the Plan and the Registration Statement on Form S-8 attached hereto as Exhibit A.

RESOLVED FURTHER, that the appropriate officers of the Company be, and they hereby are, authorized to file with the Securities and Exchange Commission that certain Registration Statement on Form S-8 attached hereto as Exhibit A.

GENERAL

RESOLVED, that any and all actions previously taken by any of the officers and directors of the Company within the terms of the foregoing resolutions be, and the same hereby are, approved, ratified, and confirmed in all respects.

RESOLVED FURTHER, that the appropriate officers of the Company are hereby authorized and directed, for and on behalf of the Company, to prepare and file all necessary instruments as may be required by law to carry out the terms of the foregoing resolutions.

IN WITNESS WHEREOF, the undersigned have executed this Consent to be effective as of the date first mentioned above.

CEO

JASON C. CHANG

DR. RAMNIK S. CLAIR